UNITED STATES

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SCHEDULE 14A

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Parametric Sound Corporation

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Filed by: Parametric Sound Corporation

Pursuant to Rule 14a-12 under the

Securities Exchange Act of 1934

Subject Company: Parametric Sound Corporation

Commission File No.: 000-54020

On August 5, 2013, Parametric Sound Corporation (“Parametric”) and VTB Holdings, Inc. (“Turtle Beach”) held a conference call pertaining to the signing of the Agreement and Plan of Merger (“Merger Agreement”) dated August 5, 2013, by and among Parametric, Turtle Beach and Paris Acquisition Corp., a wholly-owned subsidiary of Parametric, and related matters. Below is a transcript of the call:

Moderator: David Mossberg

August 5, 2013

6:00 p.m. ET

Operator:	Good day, ladies and gentlemen, and welcome to the call to discuss the pending merger between Parametric Sound and Turtle Beach. All participants will be in a listen-only mode. If you should require audio assistance, please press star, then zero to reach an operator. As a reminder, today's conference is being recorded.

I would now like to turn the call over to David Mossberg, investor relations representative. Please go ahead, sir.

David Mossberg:	Thank you, (Jamie). Good afternoon, everyone, and thank you for joining us today. We are very pleased you could join us to learn about the proposed merger between Parametric Sound and Turtle Beach. A press release was issued after the market closed outlining details of this important transaction. Also, the company filed an 8-K with additional information regarding the merger, including a combined investor presentation. There will be further communications in the days and weeks ahead about the proposed merger.

We also intend to file with the SEC a proxy statement and other relevant materials regarding the proposed transaction. Shareholders of Parametric Sound are urged to read all of the relevant documents filed with the SEC, including the proxy statement, as it will contain important information about the proposed transaction.

I must point out that during today's call we will be making projections and other forward-looking statements which are based on our current beliefs and expectations. Please be aware that these statements are subject to certain risks and uncertainties. We advise you to consult Parametric Sound's filings with the SEC for additional information.

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In addition, this communication may be deemed to be solicitation in respect of the proposed merger of Parametric Sound and Turtle Beach. The directors and executive officers of Parametric Sound and Turtle Beach may be deemed to be participants in the solicitation of proxies in respect of this proposed transaction. There will be no question-and-answer following managements remarks.

I will now turn the call over to Ken Potashner, executive chairman of Parametric Sound.

Ken Potashner:	Thank you, Dave, and thank you to everyone for joining our conference call today. We want to use this opportunity to announce that Parametric Sound has agreed to merge with VTB Holdings, the parent company of Turtle Beach, concluding the strategic review process that we've discussed in prior calls with Parametric shareholders.

In accordance with and subject to the terms of the definitive agreement signed today, Parametric Sound would legally acquire Turtle Beach by merging a wholly-owned subsidiary with and into VTB Holdings. Upon the merger, the stakeholders of VTB Holdings would receive newly issued common shares of Parametric Sound, representing approximately 80 percent of Parametric Sound's fully diluted share count post-transaction, subject to certain adjustments. The merger would not directly affect the current outstanding common shares of Parametric Sound.

This merger combines Parametric Sound's innovative sound delivery platform with Turtle Beach's market-leading products, technologies and distribution skills. Turtle Beach is the market leader in videogaming audio, with a market share position in excess of 50 percent of the U.S. market. Turtle Beach is a very well-run, profitable company, which achieved revenues of approximately $205 million in 2012. Turtle Beach has a presence in 40 countries and has partnered with major retailers, including Wal-Mart, Carrefour, Tesco, Best Buy, GameStop, and Target.

We expect that products based on Parametric Sound's technology will benefit broadly from this distribution presence, and the combination will also enable Turtle Beach to expand its past of innovation leadership from gaming audio to the broader consumer audio sector.

We are also very well positioned to realize the potential of our advanced technology and to accelerate the worldwide adoption of HyperSound in our core consumer, commercial and health care markets. We believe that Turtle Beach will also be very well positioned to increase its product portfolio with the inclusion of the Parametric Sound innovations.

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The combined company will operate under the name Parametric Sound while continuing to benefit from the strength of the Turtle Beach brand. The company will be headquartered in San Diego.

As I mentioned, this announcement comes at the conclusion of a significant strategic review, where we assessed a range of alternatives to accelerate the commercialization and worldwide adoption of HyperSound and our related technologies in our core markets. After conducting this process, we determined that the combination with Turtle Beach will allow us to more quickly realize the value of our intellectual property.

Turtle Beach has the resources and experience to help us develop, design and market compelling products and brings a distribution network to make our core products available around the globe.

At this point, I would like to introduce Juergen Stark, CEO of Turtle Beach. Juergen will serve as the CEO of the combined company upon the close of this transaction.

Juergen?

Juergen Stark:	Thank you, Ken, and hello, everybody. I'm very pleased to join the call today to discuss our exciting announcement with Ken. By way of a quick background, I joined Turtle Beach in September of last year as CEO. Prior to that, I was the chief operating officer of Motorola's mobile devices business unit until that business was purchased by Google. I've been executive in the technology sector for many years and have run hardware and software businesses in the consumer enterprise and government sectors. I have a strong personal passion for products that are based on technology innovation and deliver true value and an outstanding customer experience. And that's actually what drew me to Turtle Beach last year.

Turtle Beach has leveraged over 35 years of innovation in audio technology and a reputation for delivering great products into a clear market leadership in gaming audio. For those of you who are not gamers, gaming headsets are unique in that the higher-end products provide very sophisticated processing of the audio to do things like make videogame footsteps easier to hear, for example.

Our best products have multiple digital signal processors and multiple wireless radios. I'll fold that technology reference into Parametric in a moment.

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As Ken mentioned, we built an excellent global profitable business with approximately $205 million in revenues in 2012. While gaming happens to demand highly sophisticated audio technology from a headset standpoint, we also recently announced the first media headsets that leveraged this technology for watching movies, editing video, listening to music, or playing mobile games.

So while we've built a great franchise in gaming, think about us as an audio technology company with a great brand, strong retail distribution, and a global supply chain, and a passion for doing products well. This is where Parametric comes in.

We look at Parametric simply as a unique, innovative, new way to deliver audio. At its heart, it's an audio technology that requires complex processing of audio content, digital signal processing, which I mentioned before, which is right up our alley. The technology is just beginning to benefit from commercialization, and we'll see further potential from ongoing research and development.

More specifically, the technology is being successfully sold in the commercial environments today and has some very promising potential in helping people hear audio more clearly, as well as many potential future products that provide unique new ways to experience 3-D audio, ironically in a headset-like way, but without a headset.

By combining our companies, we will be able to apply our experience commercializing, sourcing and selling high-tech audio products to more rapidly develop and deploy the HyperSound technology. We see the possibility of many years of innovation and new product categories.

It's important to note that our core gaming business is very healthy and will continue to be a strong focus for us. We are well positioned for the Xbox and PlayStation console transitions that are coming this holiday season. We have partners, retail customers, and consumers globally who love our gaming product and count on us to deliver innovations that make their gaming experience better.

Our merger with Parametric will not detract any focus from that business. On the contrary, the addition of HyperSound to the portfolio should enable us to deliver some innovation to benefit gamers and audio consumers alike in the coming years.

We have an excellent executive team and will be adding to that team with the Parametric merger. We will structure the combined companies to ensure that we continue to do an excellent job in gaming headsets while delivering some cool new products for the new media category we recently announced and driving the exciting opportunities of HyperSound in the commercial, health and consumer sectors.

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Today's announcement is truly transformative for both companies, and I'm delighted to be on the call with you today to provide this initial introduction. We're very excited about the prospects of the combined companies and the mutual value we are creating. I look forward to a more robust dialogue with you, our new Parametric shareholders, once the proxy statement is available.

Thanks, and with that, turning it back to Ken.

Ken Potashner:	Thank you, Juergen. So once again, I'd like to thank everybody for taking the time to listen to our remarks on this call. And, Operator, with that, we'll be concluding our remarks. Thank you.

Operator:	Ladies and gentlemen, that does conclude the conference for today. Again, thank you for your participation. You may all disconnect. Have a good day.

END

Cautionary Note on Forward-Looking Statements

Certain statements made in this transcript may constitute “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. Forward-looking statements may include, but are not limited to, statements about the proposed transaction between Parametric and Turtle Beach, the terms, timing, conditions to and anticipated completion of the proposed transaction, the expected ownership of the combined company and the composition of the combined company´s board of directors and management team, the potential benefits of the proposed transaction to the Parametric and Turtle Beach stockholders, the combined company´s plans, objectives, expectations and intentions with respect to future operations, technology and products, the anticipated financial position, operating results and growth prospects of the combined company and other statements that are not historical in nature.

Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Uncertainties and risks may cause Parametric’s and the combined company´s actual results to be materially different than those expressed in or implied by such forward-looking statements. Particular uncertainties and risks include, among others: the failure of the Parametric stockholders to approve the transaction, the failure of NASDAQ to authorize the continued listing of Parametric’s shares following the transaction; the risk that Turtle Beach’s operating results at closing will be lower than currently anticipated or the failure of either party to meet other conditions to the closing of the transaction; delays in completing the transaction and the risk that the transaction may not be completed at all; the failure to realize the anticipated benefits from the transaction or delay in realization thereof; the businesses of Parametric and Turtle Beach may not be combined successfully, or such combination may take longer, be more difficult, time-consuming or costly to accomplish than expected; operating costs and business disruption during the pendency of and following the transaction, including adverse effects on employee retention and on business relationships with third parties; general business and economic conditions; the combined company´s possible need for and ability to obtain additional financing; the difficulty of developing audio products, obtaining any required approvals and achieving market acceptance; the marketing success of Parametric’s and the combined company´s licensees or sub licensees, if any. More detailed information on these and additional factors that could affect Parametric’s actual results are described in Parametric’s filings with the Securities and Exchange Commission, including its most recent quarterly report on Form 10-Q.

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All forward-looking statements in this transcript speak only as of the date of the conference call and are based on current beliefs and expectations. Parametric undertakes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

Important Additional Information

This material is not a substitute for the proxy statement that Parametric intends to file as soon as reasonably practicable with the SEC with respect to the Merger Agreement. Investors and security holders are urged to read the proxy statement (including any amendments or supplements) and other documents filed with the SEC carefully in their entirety when they become available because they will contain important information about Parametric, Turtle Beach and the proposed transaction. The definitive proxy statement will be mailed to the stockholders of Parametric.

Investors and security holders will be able to obtain free copies of the proxy statement (when available) and other relevant documents filed with the SEC by Parametric at the SEC´s web site at www.sec.gov. Free copies of the proxy statement (when available) and other documents filed with the SEC also can be obtained by directing a request to Parametric, Attention: Investor Relations, telephone: (888) 477-2150. In addition, investors and security holders may access copies of the documents filed with the SEC by Parametric on Parametric’s website at www.parameticsound.com.

Parametric and its directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction described in this release. Information regarding Parametric’s directors and executive officers is available in Parametric’s annual report on Form 10-K for the year ended September 30, 2012, which was filed with the SEC on November 28, 2012 and Parametric’s definitive proxy statement for its 2013 annual meeting of stockholders, which was filed with the SEC on January 10, 2013. If and to the extent that any of the Parametric participants will receive any additional benefits in connection with the proposed transaction that are unknown as of the date of this release, the details of those benefits will be described in the definitive proxy statement relating to the proposed transaction. Investors and stockholders can obtain more detailed information regarding the direct and indirect interests of Parametric’s directors and executive officers in the proposed transaction by reading the definitive proxy statement when it becomes available.

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